UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2018

CENTURY COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36491	68-0521411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 770-8300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 15, 2018, the Board of Directors of Century Communities, Inc. (the “Company”) approved an amendment and restatement to its Code of Business Conduct and Ethics (the “Code of Conduct”), which reflect the following changes:

•
Clarifies the conflict of interest provisions to explicitly prohibit loans or guarantees of personal obligations from, or entering into any other personal financial transaction with, any company that the individual knows or suspects is a customer, supplier or competitor of the Company;

•	Prohibits the use of side agreements entered into outside the Company’s formal contract procedures;

•	Strengthens the fair dealing and confidentiality provisions;

•
Refers more specifically to certain applicable laws and regulations, including antitrust and anti-competition; sales concessions and real estate settlement procedures; fair housing; environment, health and safety; and employment practices;

•	Cross-references applicable provisions of the Company’s Employee Handbook;

•	Modifies the reporting procedures to include the Company’s General Counsel; and

•	Reflects other administrative and non-substantive changes.

The amendment and restatement of the Code of Conduct did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Conduct. Any waivers under the Code of Conduct will be disclosed on a Current Report on Form 8-K or as otherwise permitted by the rules of the Securities and Exchange Commission and the New York Stock Exchange.

The Code of Conduct is available on the “Investors—Corporate Governance—Governance Documents” section of the Company’s website at www.centurycommunities.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2018	CENTURY COMMUNITIES, INC.

	By:	/s/ David L. Messenger
Name:	David L. Messenger
Title:	Chief Financial Officer and Secretary